Target Asset Allocation Funds
Period ended 01/31/07
File number 811-08915

                            SUB-ITEM 77D

               Policies With Respect to Security Investment

                      Target Asset Allocation Funds
                    Target Conservative Allocation Fund
                     Target Moderate Allocation Fund
                      Target Growth Allocation Fund

                 Supplement dated March 15, 2007, 2006 to
        Prospectus and Statement of Additional Information (SAI)
                          dated October 2, 2006


The section of the prospectus entitled "Risk/Return Summary-How are the Funds Managed?" is hereby supplemented by adding the following new discussion to the existing discussions pertaining to the Conservative Allocation Fund and the Moderate Allocation
Fund:

Foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) normally will be limited to 20% of the Fund's total assets.

The section of the prospectus entitled "Risk/Return Summary-
Other Investments and Strategies" is hereby supplemented by deleting the existing discussion pertaining to "Currency Hedges" and substituting the following new discussion:

Currency Hedges
Each Fund may also use "currency hedges" to help protect its net asset value (NAV) from declining if a particular foreign currency were to decrease in value against the U.S.
dollar.

The section of the prospectus entitled "How the Funds Are
Managed-Subadvisers and Portfolio Managers" is hereby supplemented by deleting the existing discussion pertaining to NFJ Investment Group, LP (NFJ) and substituting the following new discussion:

NFJ Investment Group, LP (NFJ)
NFJ was formed in 1989, is a wholly owned subsidiary of Allianz Global Investors of America L.P. As of July 31,
2006, the firm had over $27.4 billion of worldwide assets under management and advice. NFJ, a disciplined, value-oriented equity manager, is located at 2100 Ross Avenue, Dallas, Texas 75201.

The portfolio managers responsible for the portions of the Funds advised by NFJ are Ben Fischer, CFA, Chris Najork,
CFA, Paul Magnuson, and Jeffrey S. Partenheimer, CFA.
Messrs Fischer, Najork, and Magnuson have managed the NFJ portions of the Funds since December 2005. Mr.
Partenheimer has managed the NFJ portions of the Funds since March 2006.

Ben Fischer, CFA , has over 39 years of experience in portfolio management, investment analysis and research.
Prior to founding NFJ in 1989, he was chief investment officer (institutional and fixed income), senior vice president and senior portfolio manager at NationsBank which he joined in 1971. Mr.Fischer received his BA degree in Economics and a JD degree from Oklahoma University, and an MBA from New York University's Stern School of
Business.

Chris Najork, CFA, is Managing Director and Portfolio
Manger of NFJ Investment Group. A founder of NFJ, he has over 37 years experience in equity research and portfolio management in the value sector. Prior to the formation of NFJ, he was a senior vice president, senior portfolio manager and analyst at NationsBank, which he joined in 1974. Mr.Najork received his BA and MBA from Southern
Methodist University.

Paul Magnuson is the Managing Director and a Portfolio
Manager at NFJ. He has over 20 years of investment experience in equity analysis and portfolio management.
Prior to joining NFJ in 1992, he was an assistant vice president at NationsBank, which he joined in 1985.
Mr.Magnuson received his BBA from the University of Nebraska.

Jeffrey S. Partenheimer, CFA is a Managing Director and a
Portfolio Manager at NFJ. Mr. Partenheimer has over 20 years of experience in financial analysis, portfolio management and large corporate finance. Prior to joining
NFJ Investment Group in 1999, he spent 10 years in commercial banking and 4 years as a treasury director for a major telecommunications equipment manufacturer. He began his career as a financial analyst with First City
Bank of Dallas in 1985. Mr. Partenheimer received his BBA
(Accounting) in 1982 from the University of Texas and his MSBA (Finance) from Texas Tech University in 1985.

Part I of the SAI is hereby supplemented by adding the following new discussion to the section entitled "Fund Classification, Investment Objectives & Policies:"

With respect to futures contracts that are not legally required to "cash settle," the Conservative Allocation and Moderate Allocation Funds may cover the open position by setting aside or earmarking liquid assets in an amount equal to the market value of the futures contact. With respect to futures that are required to "cash settle," however, a Fund is permitted to set aside or earmark liquid assets in an amount equal to the Fund's daily marked to market (net) obligation, if any, (in other words, the Fund's daily net liability, if any) rather than the market value of the futures contract. By setting aside assets equal to only its net obligation under cash-settled futures, a Fund will have the ability to employ leverage to a greater extent than if the Fund were required to segregate assets equal to the full market value of the futures contract.

Part I of the SAI is hereby supplemented by deleting all information pertaining to NFJ in the tables appearing in the section entitled "Management & Advisory Arrangements - Additional Information About the Portfolio Managers - Other Accounts and Ownership of Fund Securities," and substituting the following new information. All information is furnished as of December 31, 2006:


Conservative Allocation Fund

PORTFOLIO MANAGERS
Paul Magnuson
REGISTERED INVESTMENT COMPANIES
14 / $6,811,079,000
OTHER POOLED INVESTMENT VEHICLES
4 / $237,348,000
OTHER ACCOUNTS
18 / $1,469,494,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Chris Najork
REGISTERED INVESTMENT COMPANIES
17 / $12,369,185,000
OTHER POOLED INVESTMENT VEHICLES
4 / $237,348,000
OTHER ACCOUNTS
63 / $17,292,816,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Ben Fischer
REGISTERED INVESTMENT COMPANIES
19 / $14,265,409,000
OTHER POOLED INVESTMENT VEHICLES
5 / $254,889,000
OTHER ACCOUNTS
76 / $19,315,267,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Jeffrey Partenheimer
REGISTERED INVESTMENT COMPANIES
12 / $8,677,886,000
OTHER POOLED INVESTMENT VEHICLES
2 / $46,000,000
OTHER ACCOUNTS
60 / $17,730,511,000
OWNERSHIP OF FUND SECURITIES
None



Moderate Allocation Fund

PORTFOLIO MANAGERS
Paul Magnuson
REGISTERED INVESTMENT COMPANIES
14 / $6,811,079,000
OTHER POOLED INVESTMENT VEHICLES
4 / $237,348,000
OTHER ACCOUNTS
18 / $1,469,494,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Chris Najork
REGISTERED INVESTMENT COMPANIES
17 / $12,369,185,000
OTHER POOLED INVESTMENT VEHICLES
4 / $237,348,000
OTHER ACCOUNTS
63 / $17,292,816,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Ben Fischer
REGISTERED INVESTMENT COMPANIES
19 / $14,265,409,000
OTHER POOLED INVESTMENT VEHICLES
5 / $254,889,000
OTHER ACCOUNTS
76 / $19,315,267,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Jeffrey Partenheimer
REGISTERED INVESTMENT COMPANIES
12 / $8,677,886,000
OTHER POOLED INVESTMENT VEHICLES
2 / $46,000,000
OTHER ACCOUNTS
60 / $17,730,511,000
OWNERSHIP OF FUND SECURITIES
None



Growth Allocation Fund


PORTFOLIO MANAGERS
Paul Magnuson
REGISTERED INVESTMENT COMPANIES
14 / $6,811,079,000
OTHER POOLED INVESTMENT VEHICLES
4 / $237,348,000
OTHER ACCOUNTS
18 / $1,469,494,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Chris Najork
REGISTERED INVESTMENT COMPANIES
17 / $12,369,185,000
OTHER POOLED INVESTMENT VEHICLES
4 / $237,348,000
OTHER ACCOUNTS
63 / $17,292,816,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Ben Fischer
REGISTERED INVESTMENT COMPANIES
19 / $14,265,409,000
OTHER POOLED INVESTMENT VEHICLES
5 / $254,889,000
OTHER ACCOUNTS
76 / $19,315,267,000
OWNERSHIP OF FUND SECURITIES
None

PORTFOLIO MANAGERS
Jeffrey Partenheimer
REGISTERED INVESTMENT COMPANIES
12 / $8,677,886,000
OTHER POOLED INVESTMENT VEHICLES
2 / $46,000,000
OTHER ACCOUNTS
60 / $17,730,511,000
OWNERSHIP OF FUND SECURITIES
None